Exhibit 99.20

Project Island Reverse Break-up Fees AnalysisDecember 2, 2015Confidential – For Discussion & General Information Purposes Only

# Reverse Break-up Fees Analysis – Technology M&A

| Date | Buyer | Target | Reverse Break-up Fee | % EV | HSR | Commentary |
|---|---|---|---|---|---|---|
| 10/1/2015 | Tyler Technologies | New World Systems | $45.0 | 6.7% | No | (Non-HSR) |
| 9/3/2015 | Diodes | Pericom Semiconductor | 15.0 | 6.0% | No | Either party can terminate any time prior (Non-HSR) |
| 7/28/2015 | Honeywell International | Elster Group SE | 23.4 | 0.4% | Yes | Not approved by shareholders, regulatory conditions not satisfied, failure to comply with obligations (HSR) |
| 6/15/2015 | Cox Automotive | Dealertrack Technologies | 118.0 | 2.6% | No | If target approves a competing proposal (Non-HSR) |
| 6/1/2015 | Intel | Altera | 500.0 | 3.2% | Yes | If deal is terminated because of antirust approvals (HSR) |
| 5/28/2015 | Avago Technologies | Broadcom | 1,000.0 | 3.0% | No | Various conditions, HSR is a condition but not a condition for the termination fee to be paid by Avago (Non-HSR) |
| 5/7/2015 | Equinix | Telecity | 76.4 | 1.9% | No | (Non-HSR) |
| 4/22/2015 | ARRIS | Pace | 20.0 | 1.0% | No | (Non-HSR) |
| 3/2/2015 | Mitel | Mavenir Systems | 35.8 | 7.3% | No | Various conditions (Non-HSR) |
| 3/1/2015 | NXP Semiconductors | Freescale Semiconductor | 600.0 | 3.6% | No | Various conditions (Non-HSR) |
| 2/5/2015 | American Tower Corporation | Verizon Communications Inc | 353.9 | 7.0% | No | Various conditions (Non-HSR) |
| 1/28/2015 | CommScope | TE Connectivity | 210.0 | 6.9% | No | If company is unable to obtain financing (Non-HSR) |
| 12/1/2014 | Cypress Semiconductor | Spansion Inc. | 60.0 | 3.2% | No | Termination fee of $60 million if the merger agreement is terminated in certain circumstances in connection with a competing third party acquisition proposal for one of the companies (Non-HSR) |
| 10/28/2014 | Engility | TASC | 15.6 | 1.4% | No | If merger agreement terminated by TASC adverse recommendation by Engility's Board, failure to include Engility's Board's recommendation in join proxies/solicitation statements, a superior proposal comes, breach of covenants/reps/warranties (Non-HSR) |
| 9/22/2014 | TTM Technologies | Viasystems | 40.0 | 4.3% | Yes | Antitrust, CFIUS (HSR) |

Source: S&P Capital IQ, Company filings
Note: (1) Includes reverse break-up technology deals, within the last three years as of 12/1/2015, greater than $250M with North American acquirors (2) Excludes Sponsor acquirors

Project Island 2 Wells Fargo Securities

# Reverse Break-up Fees Analysis – Technology M&A

| Date | Buyer | Target | Reverse Break-up Fee | % EV | HSR | Commentary |
|---|---|---|---|---|---|---|
| 8/20/2014 | Infineon Technologies | International Rectifier Corporation | 70.0 | 2.9% | Yes | Merger not consummated prior to termination date, antitrust (HSR) |
| 7/28/2014 | Zillow | Trulia | 150.0 | 4.9% | Yes | Change in Zillow's Board's recommendation, failure to gain Zillow shareholder approval, regulatory approval (HSR) |
| 5/22/2014 | Microchip Technology | ISSC Technologies | 11.4 | 4.1% | No | Regulatory, breach of covenants/reps/warranties (Non-HSR) |
| 4/15/2014 | Zebra Technologies | Motorola Solutions | 250.0 | 7.2% | No | Financing failure (Non-HSR) |
| 3/3/2014 | CoStar | Apartments | 17.6 | 3.0% | No | Breach of covenants/reps/warranties (Non-HSR) |
| 2/21/2014 | Qorvo | TriQuint Semiconductor | 66.7 | 4.3% | No | Failure to gain shareholder approval (Non-HSR) |
| 2/19/2014 | Facebook | WhatsApp | 2,000.0 | 10.2% | No | Breach of covenants/reps/warranties, regulatory (Non-HSR) |
| 2/4/2014 | Entegris | ATMI | 100.0 | 10.4% | No | Financing failure, allows ATMI to accept a superior proposal (Non-HSR) |
| 12/19/2013 | Dealertrack Technologies | Dealer Dot Com | 25.0 | 2.5% | No | Financing failure (Non-HSR) |
| 12/16/2013 | Avago Technologies | LSI Corporation | 400.0 | 6.7% | No | Various conditions (Non-HSR) |
| 11/11/2013 | Mitel | Aastra Technologies | 11.0 | 4.0% | No | Various conditions, Canadian regulatory requirements (Non-HSR) |
| 9/2/2013 | Microsoft International Holdings B.V. | Nokia Corporation, Devices & Services Business | 748.3 | 15.0% | Yes | If deal is terminated because of antirust approvals (HSR) |
| 5/28/2013 | ServiceLink, L.P. | Black Knight InfoServ, LLC | 74.0 | 1.9% | No | Various conditions (Non-HSR) |

| | | |
|---|---|---|
| Median | $72.0 | 4.0% |
| Mean | $251.3 | 4.8% |
| High | $2,000.0 | 15.0% |
| Low | $11.0 | 0.4% |

Source: S&P Capital IQ, Company filings
Note: (1) Includes reverse break-up technology deals, within the last three years as of 12/1/2015, greater than $250M with North American acquirors (2) Excludes Sponsor acquirors

Project Island 3 Wells Fargo Securities

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